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                                                                       Exhibit 3

CUSIP NO.23700P109                       13D                     Page 12 of 12


                                 Agreement of
                         Joint Filing of Schedule 13D

The undersigned hereby agree to jointly prepare and file a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of Danzer Corporation and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned. Each party will only be responsible for the accuracy of the information pertaining to that party and will be responsible for that party's filing fees.

Date: June 29, 2001

                            OBSIDIAN PARTNERS, L.P.


                                Obsidian Capital Company, LLC
                                its Managing General Partner

                            By:   /s/Timothy S. Durham
                                  -------------------------------
                            Name: Timothy S. Durham
                            Its:  Managing Member


                            OBSIDIAN CAPITAL COMPANY, LLC

                            By:   /s/Timothy S. Durham
                                  -------------------------------
                            Name: Timothy S. Durham
                            Its:  Managing Member


                                  /s/Timothy S. Durham
                                  -------------------------------
                                  Timothy S. Durham


                                  /s/Terry G. Whitesell
                                  -------------------------------
                                  Terry G. Whitesell


                                  /s/Jeffrey W. Osler
                                  -------------------------------
                                  Jeffrey W. Osler